Exhibit 99.1

FOR RELEASE AT 7:30 AM ET	For more information, contact:
OCTOBER 25, 2016	Robert Jordheim
Executive Vice President,
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Vice President, Global Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL® ANNOUNCES 2016 THIRD QUARTER RESULTS

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (Oct. 25, 2016) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter of 2016 as follows:

Quarterly Summary:

•	Achieved worldwide revenues of $66.5 million, comparable to third quarter of 2015.

•	Achieved worldwide direct revenues of $38.1 million, a 14 percent increase over the third quarter of 2015.

•	Achieved global commercial and other revenues of $28.5 million, a 14 percent decrease compared to the third quarter of 2015.

•	Expanded nanOss® Bioactive bone void filler into Australia and Europe with regulatory clearance from the Australian Therapeutic Goods Administration (TGA) for nanOss Bioactive bone void filler and CE Mark from BSI for nanOss Bioactive Loaded bone void filler and nanOss Bioactive 3D bone void filler in Europe.

•	Continued comprehensive strategic review of RTI’s business lines and operations and continued to pursue search for a new chief executive officer to succeed Brian K. Hutchison who announced his intent to retire on August 15, 2016.

Worldwide revenues were $66.5 million for the third quarter of 2016, which were comparable to revenues for the third quarter of 2015. Domestic revenues were $61 million for the third quarter of 2016, which were also comparable to revenues for the third quarter of 2015. International revenues were $5.6 million for the third quarter of 2016, a slight increase compared to revenues of $5.5 million for the third quarter of 2015. On a constant currency basis, international revenues for the third quarter of 2016 increased 2 percent compared to the third quarter of 2015. Direct revenues of $38.1 million increased 14 percent for the third quarter of 2016 compared to $33.2 million for the third quarter of 2015. Commercial and other revenues of $28.5 million decreased 14 percent for the third quarter of 2016 compared to $33.3 million for the third quarter of 2015.

“Our direct business continued to show strong performance in the third quarter, highlighted by our U.S. spine, cardiothoracic and surgical specialties businesses,” said Brian K. Hutchison, president and chief executive officer. “Our direct spine business has become one of the fastest-growing spine companies in the market according to published data, with growth driven by both hardware and biologics. . Despite the strong performance in our domestic direct business, our commercial business continues to perform below expectations.

For the third quarter of 2016, the company reported net loss applicable to common shares of $4.5 million and net loss per fully diluted common share of $0.08, based on 58.4 million fully diluted shares outstanding, compared to net income applicable to common shares of $2.7 million and net income per fully diluted common share of $0.05 for the third quarter of 2015, based on 58.9 million fully diluted shares outstanding. On an adjusted basis, excluding pre-tax other charges of $5.1 million, as detailed in the reconciliation provided later in this release, and a foreign net operating loss valuation reserve of $1.2 million, adjusted net income applicable to common shares was $0.0 million and adjusted net income per fully diluted common share was $0.00, based on 58.4 million fully diluted shares outstanding.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $8.1 million for the third quarter of 2016 (12 percent of third quarter 2016 revenues) compared to $10.7 million for the third quarter of 2015 (16 percent of third quarter 2015 revenues). The decline was principally a result of higher variable compensation and distributor commission expenses on direct revenue distributions and the development of our international direct sales network.

Fiscal 2016 Outlook

As previously announced, RTI continues to progress on its strategic business review and CEO search. RTI’s board of directors and management remain focused on achieving sustainable top- and bottom-line growth and identifying opportunities that can generate the most value for RTI’s customers, employees and shareholders.

Based on the outlook for the remainder of the year, the company now expects that full year revenue for 2016 will range from $268 million to $270 million, as compared to prior guidance of $274 million to $280 million. The company expects full year direct revenue to grow in the range of 13 percent to 15 percent as compared to the previous range of 16 percent to 17 percent. The reduced outlook is primarily due to delays associated with transition of an international distributor. The company expects full year commercial and other revenue to decline in the range of 21 percent to 23 percent as compared to the previous range of 18 percent to 21 percent. The reduced outlook is primarly due to continued softness in commercial orders.

As a result of the lower revenue guidance, the other charges, and the foreign net operating loss valuation, the company now expects that full year net loss per fully diluted common share for 2016 will range from $0.11 to $0.13 based on 58.3 million fully diluted shares outstanding, as compared to prior guidance of net income per fully diluted common share of $0.03 to $0.06. Excluding the other charges and foreign operating loss valuation reserve, adjusted full year 2016 net income per fully diluted common share is expected to range from $0.01 to $0.03, based on 58.3 million fully diluted common shares outstanding as compared to prior guidance of adjusted full year 2016 net income per fully diluted common share of $0.09 to $0.12, based on 58.5 million fully diluted common shares outstanding.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the third quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$66,547	$66,529	$201,518	$206,172
Costs of processing and distribution	32,273	31,296	97,270	96,737

Gross profit	34,274	35,233	104,248	109,435

Expenses:
Marketing, general and administrative	28,724	25,464	84,678	80,088
Research and development	3,789	3,793	12,034	11,492
Restructuring charges	—	—	1,107	—
Strategic review costs	650	—	650	—
CEO Retirement and transition costs	4,107	—	4,107	—
Contested proxy expenses	—	—	2,680	—
Severance costs	328	—	1,039	—

Total operating expenses	37,598	29,257	106,295	91,580

Operating (loss) income	(3,324)	5,976	(2,047)	17,855

Total other expense - net	(374)	(405)	(1,112)	(986)

(Loss) income before income tax provision	(3,698)	5,571	(3,159)	16,869
Income tax benefit (provision)	92	(2,069)	(338)	(6,120)

Net (loss) income	(3,606)	3,502	(3,497)	10,749

Convertible preferred dividend	(883)	(832)	(2,611)	(2,460)

Net (loss) income applicable to common shares	$(4,489)	$2,670	$(6,108)	$8,289

Net (loss) income per common share - basic	$(0.08)	$0.05	$(0.10)	$0.14

Net (loss) income per common share - diluted	$(0.08)	$0.05	$(0.10)	$0.14

Weighted average shares outstanding - basic	58,353,110	57,701,810	58,173,580	57,492,606

Weighted average shares outstanding - diluted	58,353,110	58,922,423	58,173,580	58,591,303

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Net (loss) income	$(4,489)	$2,670	$(6,108)	$8,289
Interest expense, net	307	336	1,053	978
(Benefit) provision for income taxes	(92)	2,069	338	6,120
Depreciation	3,459	3,011	10,295	9,212
Amortization of intangible assets	934	1,100	2,792	3,245

EBITDA	119	9,186	8,370	27,844
Reconciling items for Adjusted EBITDA
Preferred dividend	883	832	2,611	2,460
Non-cash stock based compensation	1,975	662	3,075	1,915
Foreign exchange loss	67	69	59	8
Other reconciling items(1)
Restructuring charges	—	—	1,107	—
Strategic review costs	650	—	650	—
CEO Retirement and transition costs	4,107	—	4,107	—
Contested proxy expenses	—	—	2,680	—
Severance costs	328	—	1,039	—

Adjusted EBITDA	$8,129	$10,749	$23,698	$32,227

Adjusted EBITDA as a percent of revenues	12%	16%	12%	16%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	September 30, 2016		September 30, 2015
	Net		Net
	Income	Amount	Income	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(4,489)	$(0.08)	$2,670	$0.05
Severance charges, net of tax effect (1)	202	$0.00	—	—
Strategic review costs, net of tax effect (2)	401	$0.01	—	—
CEO retirement and transition costs, net of tax effect (3)	2,709	$0.05	—	—
European net operating loss valuation reserve	1,224	$0.02	—	—

Adjusted	$47	$0.00	$2,670	$0.05

	For the Nine Months Ended
	September 30, 2016		September 30, 2015
	Net		Net
	Income	Amount	Income	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(6,108)	$(0.10)	$8,289	$0.14
Restructuring charges, net of tax effect (4)	1,050	0.02	—	—
Contested proxy expenses, net of tax effect (5)	1,654	0.03	—	—
Severance charges, net of tax effect (6)	641	0.01	—	—
Strategic review costs , net of tax effect (2)	401	0.01	—	—
CEO retirement and transition costs, net of tax effect (3)	2,709	0.05	—	—
European net operating loss valuation reserve	1,224	0.02	—	—

Adjusted	$1,571	$0.03	$8,289	$0.14

Note: Amounts may not foot due to rounding.

Footnotes:	2016
(1) Severance charges, net of tax effect, as follows:
Severance charges	$328
Tax effect on Severance charges	(126)

Severance charges, net of tax effect	$202

(2) Strategic review costs, net of tax effect, as follows:
Strategic review costs	$650
Tax effect on Strategic review costs	(249)

Strategic review costs, net of tax effect	$401

(3) CEO Retirement and transition costs, net of tax effect, as follows:
CEO Retirement and transition costs	$4,107
Tax effect on CEO Retirement and transition costs	(1,398)

CEO retirement and transition costs, net of tax effect	$2,709

(4) Restructuring charges, net of tax effect, as follows:
Restructuring charges	$1,107
Tax effect on Restructuring charges	(57)

Restructuring charges, net of tax effect	$1,050

(5) Contested proxy expenses, net of tax effect, as follows:
Contested proxy expenses	$2,680
Tax effect on contested proxy expenses	(1,026)

Contested proxy expenses, net of tax effect	$1,654

(6) Severance charges, net of tax effect, as follows:
Severance charges	$1,039
Tax effect on Severance charges	(398)

Severance charges, net of tax effect	$641

Fiscal 2016 Outlook

Full year net loss per fully diluted common share is expected to be in the range of $0.11 to $0.13, based on 58.4 million fully diluted shares outstanding. Excluding the contested proxy expenses, restructuring charges, severance charges, strategic review costs, CEO retirement and transition costs and foreign operating loss valuation reserve taken in 2016, full year net income per fully diluted common share is expected to be in the range of $0.01 to $0.03.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Loss Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

Twelve Months Ended
December 31, 2016
$ Amount
per Common
Share - Diluted
GAAP Guidance net loss per common share - diluted	$(0.13) - (0.11)
Restructuring charges, net of tax effect (1)	0.02
Contested proxy expenses, net of tax effect (2)	0.03
Severance charges, net of tax effect (3)	0.01
Strategic review costs , net of tax effect (4)	0.01
CEO retirement and transition costs, net of tax effect (5)	0.05
European net operating loss valuation reserve	0.02

Adjusted non-GAAP guidance net income per common share - diluted	$0.01 - 0.03

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including non-GAAP net income applicable to common shares, adjusted. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating non-GAAP net income applicable to common shares. A reconciliation of the non-GAAP financial measure to the corresponding GAAP measure is included in the table above.

The following is an explanation of the adjustment that management excluded as part of adjusted measures for the three and nine month periods ended September 30, 2016 as well as the reason for excluding the individual items:

(1) Restructuring charges – This adjustment represents the closure of our French distribution and tissue procurement office. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(2) Contested proxy expenses – This adjustment represent charges relating to contested proxy expenses. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(3) Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(4) Strategic review costs – This adjustment represents charges relating to a comprehensive strategic review of the Company’s business lines and operations to leverage the Company’s expertise, technology and products and identify opportunities to increase stockholder value. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(5) CEO Retirement and transition costs – This adjustment represents charges relating to the retirement of our Chief Executive Officer, Brian K. Hutchison, pursuant to the Executive Transition Agreement dated August 29, 2012. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company utilizes certain financial measures that are not calculated based on GAAP. Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”). The Company believes that non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with the GAAP results, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. These non-GAAP financial measures are also used by the Company’s management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by the Company may differ from the non-GAAP measures used by other companies, including the Company’s competitors.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Spine	$17,775	$13,674	$52,514	$42,375
Sports medicine and orthopedics	11,874	11,882	36,956	37,654
Surgical specialties	1,168	670	2,985	2,004
Cardiothoracic	2,893	2,225	8,332	6,403
International	4,352	4,793	15,532	13,938

Subtotal direct	38,062	33,244	116,319	102,374
Global commercial	25,297	30,182	75,396	93,061
Other revenues	3,188	3,103	9,803	10,737

Total revenues	$66,547	$66,529	$201,518	$206,172

Domestic revenues	60,959	61,046	183,192	189,751
International revenues	5,588	5,483	18,326	16,421

Total revenues	$66,547	$66,529	$201,518	$206,172

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$11,624	$12,614
Accounts receivable - net	38,512	47,243
Inventories - net	125,175	118,673
Prepaid and other current assets	7,512	13,184

Total current assets	182,823	191,714

Property, plant and equipment - net	89,856	84,992
Goodwill	54,887	54,887
Other assets - net	46,844	49,069

Total assets	$374,410	$380,662

Liabilities and Stockholders’ Equity
Accounts payable	$23,287	$20,446
Accrued expenses and other current liabilities	22,153	33,474
Current portion of long-term obligations	4,689	5,853

Total current liabilities	50,129	59,773

Deferred revenue	7,754	9,354
Long-term liabilities	79,115	73,856

Total liabilities	136,998	142,983

Preferred stock, including accrued dividends	59,073	56,323

Stockholders’ equity:
Common stock and additional paid-in capital	417,670	417,337
Accumulated other comprehensive loss	(6,895)	(7,042)
Accumulated deficit	(232,436)	(228,939)

Total stockholders’ equity	178,339	181,356

Total liabilities and stockholders’ equity	$374,410	$380,662

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net (loss) income	$(3,606)	$3,502	$(3,497)	$10,749
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	4,393	4,111	13,087	12,457
Stock-based compensation	1,975	662	3,075	1,915
Amortization of deferred revenue	(1,216)	(1,160)	(3,650)	(5,065)
Other items to reconcile to net cash provided by operating activities	(4,721)	(11,409)	1,019	(17,633)

Net cash (used in) provided by operating activities	(3,175)	(4,294)	10,034	2,423

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,371)	(4,392)	(12,774)	(12,969)
Patent and acquired intangible asset costs	(804)	(133)	(2,195)	(249)

Net cash used in investing activities	(4,175)	(4,525)	(14,969)	(13,218)

Cash flows from financing activities:
Proceeds from long-term obligations	8,000	6,750	15,000	6,750
Net proceeds (payments) from short-term obligations	(662)	160	(1,511)	508
Payments on long-term obligations	(1,125)	(1,135)	(9,424)	(4,161)
Other financing activities	—	612	(94)	2,308

Net cash provided by financing activities	6,213	6,387	3,971	5,405

Effect of exchange rate changes on cash and cash equivalents	7	41	(26)	(5)

Net decrease in cash and cash equivalents	(1,130)	(2,391)	(990)	(5,395)
Cash and cash equivalents, beginning of period	12,754	12,699	12,614	15,703

Cash and cash equivalents, end of period	$11,624	$10,308	$11,624	$10,308